SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 21, 2003
Date of report
(Date of earliest event reported)

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	0-30877 (Commission File Number)	77-0481679 (I.R.S. Employer Identification No.)

	4th Floor Windsor Place 22 Queen Street P.O. Box HM 1179 Hamilton HM EX Bermuda (Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-6395

N/A
(Former name and former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description

99.1	Press Release dated August 21, 2003.

Item 12. Results of Operations and Financial Condition.

     The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On August 21, 2003, Marvell Technology Group, Ltd. (“Marvell”) issued a press release regarding its financial results for its second fiscal quarter ended August 2, 2003. The full text of Marvell’s press release is furnished herewith as Exhibit 99.1.

     The following non-GAAP financial measures are included in the press release: pro forma net income (loss) and basic and diluted net income (loss) per share. These non-GAAP measures exclude the effects of acquisition-related expenses, amortization of stock-based compensation and charges related to facilities consolidation. A reconciliation to the most directly comparable GAAP measure is included in the financial statements portion of the press release.

     Marvell’s management believes the non-GAAP information is useful because it can enhance the understanding of the company’s ongoing economic performance and Marvell therefore uses pro forma reporting internally to evaluate and manage the company’s operations. Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the company analyzes its operating results.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2003
MARVELL TECHNOLOGY GROUP LTD.

	By:	/s/ George A. Hervey George A. Hervey Vice President of Finance and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Document

Exhibit 99.1	Press Release issued August 21, 2003.